Exhibit 99.1

DYNECO CORPORATION COMPLETES $300,000 FINANCING

For Immediate Release

March 3, 2005 - Rockledge, Florida

The board of directors of DynEco Corporation (OTCBB: DYCO) announced today that on March 2, 2005, the company completed a $300,000 financing consisting of its convertible promissory notes and common stock purchase warrants. The notes were sold to two accredited investors. The proceeds will be used for general working capital purposes. Other details of the transaction were not announced.

About DynEco Corporation

DynEco Corporation develops unique high performance lubricated and non-lubricated non-contact advanced compressor devices under the registered trademark UniVane®. This technology, which is the subject of three patents, has been licensed to Parker Hannifin Corporation, a Fortune 500 industrial and manufacturing company whose shares are listed on the NYSE (PH).

For further information, contact Dr. Thomas C. Edwards, Chief Executive Officer, (321) 639-0333.

This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for sales from our recently introduced Univane® devices and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing new technology devices, including technological advancements and innovations; consumer receptivity, preferences and availability and affordability; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed under “Risk Factors” in our Rule 424(b)(3)Final Prospectus filed December 30, 2004. Readers are urged to carefully review and consider the various disclosures made by us in this release and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission.